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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-41953) of Health Management Associates, Inc. and in the related Prospectus of our report dated October 22, 1999,(except for Note 3 as to which the date is November 30, 1999) with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999.

                                             ERNST & YOUNG LLP

Atlanta, Georgia
December 20, 1999